Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2024 with respect to the audited consolidated financial statements of Greenidge Generation Holdings, Inc. and its subsidiaries (collectively, the “Company”) for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 14, 2025